Exhibit 10.17
Compensation Program for Non-Employee Directors
of Trupanion, Inc.
(Adopted on February 6, 2018, amended on September 5, 2018, on December 27, 2018, and on April 17, 2020, and amended and restated on January 29, 2021)

1.    Purpose. This Compensation Program for Non-Employee Directors (this “Plan”) is intended to attract highly-qualified individuals to serve as a members of the board of directors (the “Board”) of Trupanion, Inc. (the “Company”) who are not officers or employees of the Company or of any of its subsidiaries or affiliates (each, a “Non-Employee Director”) and to provide Non-Employee Directors with incentives and rewards that motivate superior oversight and protection of the Company’s business.
2.    Administration. This Plan shall be administered by the compensation committee of the Board (the “Committee”) which shall have the authority to construe and interpret this Plan, prescribe, amend and rescind rules relating to this Plan’s administration and take any other actions necessary or desirable for the administration of this Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency or ambiguity in this Plan. The decisions of the Committee shall be final and binding on all persons. All expenses of administering this Plan shall be borne by the Company.
3.    Eligibility. Each Non-Employee Director shall be eligible to receive the compensation provided hereunder. Directors who are also employees of the Company or any of its subsidiaries or affiliates do not receive additional compensation for service as a director and shall not be eligible to participate in this Plan.
4.    Compensation.
4.1.    Board Member Annual Retainer. Each Non-Employee Director who is elected or appointed to the Board and is serving on the Board as of January 1 of each year (the “Reference Date”) shall receive an annual retainer in the amount of $75,000 (the “Annual Retainer”). A Non-Employee Director who is appointed or elected to the Board after the Reference Date shall receive a pro-rated portion of the Annual Retainer for the year in which such Non-Employee Director was elected or appointed based on the number of complete days of the year during which the Non-Employee Director serves as a member of the Board, unless otherwise determined by the Committee.
4.2.    Board Chair Annual Retainer. Each Non-Employee Director who is elected or appointed to the Board and serves as the chairperson of the Board (the “Chair”) as of the Reference Date shall receive an additional annual retainer in the amount of $15,000 (the “Chair Retainer”). A Non-Employee Director who is appointed as the Chair after the Reference Date shall receive a pro-rated portion of the Chair Retainer for the year in which such Non-Employee Director was serving as the Chair based on the number of complete days of the year during which the Non-Employee Director serves as the Chair, unless otherwise determined by the Compensation Committee.
4.3.    Committee Chair Annual Retainer. Each Non-Employee Director who is appointed to serve as a chair (each, a “Committee Chair”) of a committee of the Board set forth below (each a “Committee”) and is serving as a Committee Chair on such Committee as of the Reference Date shall receive the annual compensation below (each, the “Annual Committee Chair Retainer” and together with the Annual Retainer and Chair Retainer, the “Director Compensation”).
4.3.1.    The Committee Chair of the audit committee of the Board shall be paid an Annual Committee Chair Retainer of $15,000;

4.3.2.    The Committee Chair of the compensation committee of the Board shall be paid an Annual Committee Chair Retainer of $10,000; and
4.3.3.    The Committee Chair of the nominating and corporate governance committee of the Board shall be paid an Annual Committee Chair Retainer of $10,000
A Non-Employee Director who is appointed as a Committee Chair after the Reference Date shall receive a pro-rated portion of the Annual Committee Chair Retainer for the year in which such Non-Employee Director was serving as a Committee Chair based on the number of complete days of the year during which the Non-Employee Director serves as a Committee Chair, unless otherwise determined by the Committee.
4.4.    Form of Payment of Director Compensation.
4.4.1.    Unless a Non-Employee Director elects otherwise in accordance with this Plan, Director Compensation will be paid in the form of options (“Options”) to purchase shares of common stock of the Company (“Common Stock”) or restricted stock units settled in Common Stock (“RSUs”, and together with Options, “Awards”), as determined below, issued in accordance with the Company’s 2014 Equity Incentive Plan (the “2014 Plan”). Unless otherwise determined by the Committee, any Awards issued pursuant to this Plan will be approved on an annual basis at the first meeting of the Board following the Reference Date, will be granted in the next open trading window, and will be fully vested on the date of grant.
4.4.2.    On an annual basis, at the first meeting of the Board following the Reference Date, the Board will determine whether the Awards will be in the form of Options or RSUs unless otherwise determined by the Committee.
4.4.3.    In the event the Board determines that Awards shall be granted in the form of Options, the number of shares of Common Stock underlying such Options to be granted shall be determined by dividing the Director Compensation by the then-most current calculation of the intrinsic value of a share of Common Stock, as determined by the Company, then multiplying the quotient by a fraction, the numerator of which is the closing price of the Common Stock as reported by the NASDAQ stock market on the first day of the respective open trading window for which the grant will be made (the “Reference Date”) and the denominator is the value of the Common Stock calculated using the Black-Scholes valuation method as of the Reference Date (the foregoing calculation, the “Option Calculation”); provided, a Non-Employee Director appointed to the Board, as the Chair, or as a Committee Chair following the Reference Date shall receive an Option to purchase shares of Common Stock representing the number of shares of Common Stock determined using the Option Calculation based on the applicable pro-rated Director Compensation and the Reference Date used for the grant of Options to Non-Employee Directors for the immediately preceding year. Any Options granted pursuant to this Plan shall be governed by the 2014 Plan and related documents and shall have an exercise price not less than the fair market value of the Common Stock as of the date of grant.
4.4.4.    In the event the Board determines that the Awards shall be granted in the form of RSUs, the number of shares of Common Stock underlying such RSUs shall be determined by dividing the Director Compensation by the then-most current calculation of the intrinsic value of a share of Common Stock, as determined by the Company; provided, a Non-Employee Director appointed to the Board, as the Chair, or as a Committee Chair following the Reference Date shall receive an RSU representing that number of shares of Common Stock determined by dividing the applicable pro-rated Director Compensation by the calculation of the intrinsic value of a share of Common Stock as determined by the Company with respect to the grant of RSUs to Non-Employee Directors for the immediately preceding year. Any RSUs granted pursuant to this Plan shall be governed by the 2014 Plan and related documents.

4.4.5.    Notwithstanding anything to the contrary set forth herein, each Non-Employee Director may elect (each, an “Election”) to receive 50% of his or her Director Compensation in cash and 50% of his or her Director Compensation in the form of an Award. Any Election must be made by submitting the form attached hereto as Exhibit A to the Committee and Company’s General Counsel prior to January 31 of each year unless otherwise determined by the Committee. Once a Non-Employee Director makes an Election, such Election may not be changed. In the absence of an Election, Director Compensation will be issued entirely in the form of Awards as described in this Plan. A Non-Employee Director may not make an Election during a Company blackout period or when the Non-Employee Director is otherwise in possession of material non-public information and any Election must comply with all rules established from time to time by the Board, including any insider trading policy or similar policy.
4.4.6.     Awards will vest in four quarterly installments on March 31st, June 30th, September 30th, and December 31st of each year. Any unvested Awards will be forfeited.
4.4.7.    In the event a Non-Employee Director makes an Election to receive a portion his or her Director Compensation in the form of cash, such cash shall be paid on a quarterly basis. No cash compensation will be paid following the effective date of a Non-Employee Director’s resignation or other termination from the Board.
5.    Other. To the extent a Non-Employee Director is also a consultant to the Company in a capacity unrelated to Board service, such Non-Employee Director’s compensation under the applicable consulting agreement will be separate from and in addition to such Non-Employee Director’s compensation under this Plan.

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Exhibit A
Election Form

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Trupanion, Inc.
Compensation Program for Non-Employee Directors
Election Form

    This Election Form is being delivered pursuant to the Compensation Program for Non-Employee Directors, as amended from time to time.

Instructions: Select a box below, date, and sign. Return the signed form to the Company’s Compensation Committee Chairperson and Company’s General Counsel by January 31st.
□ DEFAULT: 100% of Award Value in the form of stock options or restricted stock units, as applicable.
□ COMBINATION EQUITY/CASH ELECTION: 50% of the Award Value in the form of stock options or restricted stock units, and 50% of the Award Value in cash.

The undersigned hereby elects as above for the upcoming fiscal year.

By: ______________________________________

Print Name: _______________________________

Date: _____________________________________

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